                                                                    EXHIBIT 99.1



                                 (SYNAGRO LOGO)

                                                         CONTACT: Ross M. Patten
                                                                  CEO, Chairman
                                                                  (713) 369-1709

FOR IMMEDIATE RELEASE:  AUGUST 6, 2003

               SYNAGRO REPORTS SECOND QUARTER REVENUE AND EARNINGS

                 KEY SECOND QUARTER HIGHLIGHTS AND OTHER EVENTS

   o   Revenue increased 9 percent to $75.6 million

   o Net income before preferred stock dividends increased 214 percent to $5.0 million

   o Earnings before interest, taxes, depreciation and amortization increased 6 percent to $18.5 million

   o   Cash payments on debt totaling $3.8 million

HOUSTON, TEXAS, AUGUST 6, 2003 --- SYNAGRO TECHNOLOGIES, INC. (NASDAQ SMALL CAP:
SYGR), a national company focused on water and wastewater residuals management services in the United States, today announced its results of operations for the three and six months ended June 30, 2003.

Commenting on the results, Synagro's Chief Executive Officer, Ross M. Patten, stated, "During the quarter, we continued to manage through unseasonable wet weather conditions, delaying land application and increasing our costs. However, our results for the quarter were in line with our expectations and up over the prior year."

"Revenue for the quarter increased 9 percent, including a 2.7 percent increase from acquisition growth and a 10.3 percent increase from new contract business, partially offset by a 3.6 percent decrease in one-time event projects. Event projects tend to vary from quarter to quarter. Operating income totaling $14.2 million in the quarter was positively impacted by the settlement of a warranty obligation, which was offset by the negative impact of increased handling, storage, and disposal costs and missed revenue and margin associated with inclement weather in the Mid-Atlantic and Southeast regions of the Company's business."

"Our business is moving forward, but our second half results are not expected to make up for the issues, primarily the unseasonable weather conditions, that we experienced in the first half of the year. Accordingly, based on our actual results and our estimates for the remainder of the year, we currently expect to meet our 2003 revenue guidance of $295 to $300 million; however, we are conservatively reducing our guidance for net income before cumulative effective of change in accounting for asset retirement obligations and preferred stock dividends to a range of $15 to $17 million, earnings before interest, taxes, depreciation and amortization ("EBITDA") to a range of $64 to $67 million, and diluted earnings per share excluding the cumulative effect of change in accounting for asset retirement obligations to a range of $.28 to $.30 per share."

                JUNE 30, 2003 - SECOND QUARTER FINANCIAL RESULTS

Revenue for the quarter increased nine percent to $75.6 million from $69.5 million in the comparable quarter last year, with approximately $1.9 million of the increase related to the acquisitions of Earthwise Organics, closed August 2002, and Aspen Resources, closed May 2003, and the balance from internal growth totaling approximately six percent. Operating income for the quarter increased to $14.2 million from $13.9 million in the comparable quarter last year. Operating income increased primarily due to the margin from the overall increase in revenues and approximately $2.0 million of income from a positive settlement of a warranty obligation, partially offset by $0.6 million of higher-than-expected handling, storage and disposal costs and approximately $1.0 million of margin on expected volume lost, both due to an unseasonable amount of inclement weather, a $0.7 million increase in depreciation expense related to assets placed in service in 2002, and a change in revenue mix with a reduction in higher margin event work and an increase in lower margin product sales.

Pre-tax income for the quarter increased to $8.0 million from $2.6 million in the comparable quarter last year primarily due to the increase in operating income described above, a $5.5 million decrease in other expense, partially offset by a $0.3 million increase in interest expense.

In the second quarter of 2002, the Company refinanced its debt, resulting in a noncash write off of deferred debt costs totaling $7.2 million and entered in an offset interest rate swap related to an interest rate swap on the debt that had been retired, resulting in a noncash gain of $1.7 million. The write off of deferred debt costs had previously been recorded as an extraordinary charge, net of tax. In April 2002, the Financial Accounting Standards Board released Statement of Financial Accounting Standards No. 145 ("SFAS No. 145"), which redefined when an item is considered an extraordinary item and required reclassification of prior year charges to ordinary income if they no longer qualify. Accordingly, the $7.2 million of deferred debt costs has been reclassified from an extraordinary charge to other expense in the Company's 2002 financial statements.

Net income before preferred stock dividends for the quarter increased to $5.0 million from $1.6 million in the comparable quarter last year due to the $5.4 million increase in pre-tax income described above, partially offset by a $2.1 million increase in the tax provision in 2003 compared to 2002.

Earnings before interest, taxes, depreciation and amortization expense (EBITDA) adjusted to exclude the $7.2 million deferred debt cost write off and $1.7 million interest rate swap gain in 2002 (Adjusted EBITDA) for the quarter increased to $18.5 million from $17.5 million in the comparable quarter last year. Adjusted EBITDA as a percent of revenue decreased to 24.6 percent for the quarter compared to 25.2 percent in the comparable quarter of 2002. This decrease is due primarily to the decrease in operating income related to inclement weather and the change in revenue mix, partially reduced by the positive impact of the settlement of a warranty obligation (described above).

Net income (loss) applicable to common stock for the three months ended June 30, 2003, totaled income of $3.0 million compared to a loss of $0.3 million in the comparable quarter last year. Diluted earnings (loss) per share for the three months ended June 30, 2003, totaled earnings of $0.09 per share compared to a diluted loss per share of $0.02 per share for the three months ended June 30, 2002. Diluted earnings per share adjusted to exclude the impact of the noncash write off of deferred debt costs and the noncash gain related to the offset interest rate swap, net of tax, for the three months ended June 30, 2002, totaled $0.10 per share.

                 JUNE 30, 2003 - YEAR-TO-DATE FINANCIAL RESULTS

Revenue for the six months ended June 30, 2003, increased ten percent to $138.9 million from $126.3 million in the prior year, with approximately $3.5 million of the increase related to the Earthwise Organics and Aspen Resources acquisitions and the balance from internal growth totaling approximately seven percent. Operating income for the six months ended June 30, 2003, decreased to $19.8 million from $21.6 million in the comparable period of the prior year. The decrease in operating income is due to approximately $2.7 million of higher-than-expected handling, storage and disposal costs due to inclement weather, approximately $1.8 million of margin on expected volume lost due to inclement weather, a $1.3 million increase in depreciation expense, partially offset by margin from the overall increase in revenue and approximately $2.0 million of income from a positive settlement of a warranty obligation. Net income before cumulative effect of change in accounting for asset retirement obligations and preferred stock dividends for the six months ended June 30, 2003, increased to $4.8 million from $3.0 million in the comparable period of the prior year. EBITDA, adjusted to exclude the $7.2 million deferred debt cost write off and $1.7 million interest rate swap gain in 2002 (Adjusted EBITDA), for the six months ended June 30, 2003, decreased to $28.2 million from $28.9 million in the comparable period last year.

Diluted earnings per share for the six months ended June 30, 2003, totaled $0.02 per share compared to diluted loss per share of $0.04 per share for the six months ended June 30, 2002.

Effective January 1, 2003, the Company adopted the accounting requirements of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," which establishes accounting standards for the recognition and measurement of asset retirement obligations and related asset retirement costs. The Company's asset retirement obligations primarily consist of equipment dismantling and foundation removal at certain of its facilities and temporary storage facilities. The noncash transition adjustment, net of tax, totaling approximately $476,000, related to the adoption of this statement is reflected as a "cumulative effect of change in accounting for asset retirement obligations" in the Company's consolidated statement of operations for the six months ended June 30, 2003.

Diluted earnings (loss) per share for the six months ended June 30, 2003, adjusted to exclude the cumulative effect of change in accounting for asset retirement obligations, totaled earnings of $0.04 per share compared to diluted loss of $0.04 per share for the six months ended June 30, 2002. Diluted earnings per share, adjusted to exclude the impact of the noncash write off of deferred debt costs and interest rate swap gain, net of tax, for the six months ended June 30, 2002, totaled $0.12 per share.

Consistent with historical operating trends, the Company expects to report lower profits during the March and December quarters than the June and September quarters as seasonal weather conditions prevent the Company from handling and processing customer materials in several geographic markets. Unseasonable or unusual weather conditions during a quarter may materially impact the Company's results of operations and cash flow during the affected period.

A reconciliation of all non-Generally Accepted Accounting Principles financial information disclosed herein is included in the notes to the attached financial statements.

Synagro is the largest national company focused on water and wastewater residuals management services in the United States, serving over 1,000 municipal and industrial water and wastewater generators in 35 states and the District of Columbia. The Company offers a range of water and wastewater residuals management services, focusing on the beneficial reuse of organic, nonhazardous residuals resulting from the water and wastewater treatment process, including collection and transportation, land application, thermal drying and pelletization, incineration, composting, alkaline stabilization, dewatering, cleanout services, wastewater treatment plant operations and maintenance, product marketing, and related record keeping and regulatory reporting services.

This press release contains certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to (1) unseasonable weather, (2) changes in government regulations, (3) the ability to find, timely close, and integrate acquisitions, and (4) the ability to access debt and equity financing when needed. Other factors are discussed in the Company's periodic filings with the Securities and Exchange Commission.

                           Synagro Technologies, Inc.
                      Consolidated Statement of Operations
                       For the Three Months Ended June 30
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                                    2003                             2002
                                                          -----------------------          -----------------------
Revenue                                                   $ 75,641          100.0%         $ 69,499          100.0%
Cost of operations (including depreciation)                 55,501           73.4%           50,000           71.9%
                                                          --------          -----          --------          -----
    Gross profit                                            20,140           26.6%           19,499           28.1%

General and administrative expenses (including
    depreciation and amortization)                           5,926            7.8%            5,638            8.2%
                                                          --------          -----          --------          -----
    Income from operations                                  14,214           18.8%           13,861           19.9%

Interest expense, net                                        6,208            8.2%            5,858            8.4%
Other, net (Note D)                                            (42)            --%            5,439            7.8%
                                                          --------          -----          --------          -----
    Other expense, net                                       6,166            8.2%           11,297           16.2%
                                                          --------          -----          --------          -----
Income before provision for income taxes                     8,048           10.6%            2,564            3.7%
Provision for income taxes                                   3,058            4.0%              974            1.4%
                                                          --------          -----          --------          -----
Net income before preferred stock dividends                  4,990            6.6%            1,590            2.3%
                                                                            =====                            =====
Preferred stock dividends (Note A)                           2,029                            1,893
                                                          --------                         --------
    Net income (loss) applicable to common stock          $  2,961                         $   (303)
                                                          ========                         ========

Earnings (loss) per share (Note B):

    Basic                                                 $   0.15                         $  (0.02)
                                                          ========                         ========
    Diluted                                               $   0.09                         $  (0.02)
                                                          ========                         ========

Diluted earnings per share adjusted to exclude
    the noncash write off of deferred debt costs
    and the noncash gain from the offset interest
    rate swap in 2002 (Notes B and D)                                                      $   0.10
                                                                                           ========

Depreciation and amortization                             $  4,244            5.6%         $  3,603            5.2%

Earnings before interest, taxes, depreciation
    and amortization ("EBITDA") (Note C)                  $ 18,500           24.5%         $ 12,025           17.3%
Adjusted EBITDA (Note C)                                  $ 18,500           24.5%         $ 17,531           25.2%

----------

NOTE A: The Company's preferred stock accrues an eight percent dividend per annum, which currently accumulates (noncash). Dividends totaled $2,029,000 and $1,893,000 during the three months ended June 30, 2003 and 2002, respectively, of which $1,766,000 and $1,630,000, respectively, represent the eight percent dividend (noncash) and the remainder represents amortization of issuance costs and accretion of discount.

NOTE B: The following summarizes reported basic and diluted earnings (loss) per share for the three months ended June 30, 2003 and 2002 (dollars in thousands, except share data):

                                                                              2003                  2002
                                                                          ------------          ------------
Basic earnings (loss) per share:
  Net income before preferred stock dividends                             $      4,990          $      1,590
  Preferred stock dividends                                                      2,029                 1,893
                                                                          ------------          ------------
  Net earnings (loss) applicable to common stock                          $      2,961          $       (303)
                                                                          ============          ============

Earnings (loss) per share:
  Net earnings (loss) per share -- basic                                  $       0.15          $      (0.02)
                                                                          ============          ============

  Weighted average shares outstanding                                       19,775,821            19,483,353
                                                                          ============          ============

Diluted earnings (loss) per share:

  Net income before preferred stock dividends                             $      4,990          $      1,590
  Less antidilutive effect of preferred stock dividends                             --                 1,893
                                                                          ------------          ------------

                                                                          $      4,990          $       (303)
                                                                          ============          ============

  Earnings (loss) per share-
  Diluted earnings (loss) per share, as calculated                        $       0.09          $       0.03
  Less antidilutive effect of dividends and common
    stock equivalents                                                               --                 (0.05)
                                                                          ------------          ------------
  Diluted loss per share, as reported                                     $       0.09          $      (0.02)
                                                                          ============          ============

  Diluted shares outstanding                                                54,997,374            52,582,410
                                                                          ============
  Less antidilutive effect of common stock equivalents                                          (33,099,057)
                                                                                                ------------
                                                                                                  19,483,353
                                                                                                ============


Basic earnings per share ("EPS") is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income before preferred stock dividends by the total of the weighted average number of common shares outstanding for the period, the weighted average number of shares of common stock that would be issued assuming conversion of the Company's preferred stock, and other common stock equivalents for options and warrants outstanding determined using the treasury stock method ("Diluted shares outstanding").

Reported diluted EPS for the three months ended June 30, 2002, have been adjusted to include preferred stock dividends and to exclude shares assuming conversion of the Company's preferred stock and certain other common stock equivalents for options and warrants outstanding determined using the treasury stock method because diluted earnings per share was less dilutive than basic earnings per share ("antidilutive").

Diluted EPS for the three months ended June 30, 2002, adjusted to exclude the impact of the $7.2 million deferred debt cost write off and the $1.7 million gain on interest rate offset swap is summarized as follows:

                                                                  2002
                                                             --------------
Diluted loss per share, as reported                          $        (0.02)
Add back antidilutive effect of dividends
  and common stock equivalents                                         0.05
                                                             --------------
Diluted earnings per share, as calculated                              0.03

Per share impact of
  Deferred debt cost write off                                         0.14
  Interest rate swap gain                                             (0.03)
  Tax effect                                                          (0.04)
                                                             --------------
Adjusted diluted earnings per share                          $         0.10
                                                             ==============

Net income before preferred stock dividends                  $        1,590
  Deferred debt cost write off                                        7,241
  Interest rate swap gain                                            (1,735)
  Tax effect at 38 percent                                           (2,092)
                                                             --------------
Adjusted net income before preferred stock dividends         $        5,004
                                                             ==============

Diluted shares outstanding                                       52,582,410

Adjusted diluted earnings per share                          $         0.10
                                                             ==============

NOTE C: "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Earnings are "net income before cumulative effect of change in accounting for asset retirement obligations and preferred stock dividends." EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the water and wastewater business and because it is a measure used by our debt holders to determine compliance with financial ratios included in our debt agreements. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under generally accepted accounting principles and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measure of performance derived in accordance with generally accepted accounting principles. The following table reconciles net income before preferred stock dividends to EBITDA and Adjusted EBITDA for the three months ended June 30, 2003 and 2002 (dollars in thousands):

                                           2003             2002
                                         --------         --------
Net income before preferred
   stock dividends                       $  4,990         $  1,590
   Interest expense                         6,208            5,858
   Provision for income taxes               3,058              974
   Depreciation and amortization            4,244            3,603
                                         --------         --------
EBITDA                                   $ 18,500         $ 12,025
   Deferred debt cost write off          $     --         $  7,241
   Interest rate swap                          --           (1,735)
                                         --------         --------
Adjusted EBITDA                          $ 18,500         $ 17,531
                                         ========         ========


NOTE D: In the second quarter of 2002, the Company refinanced its debt, resulting in a noncash write off of deferred debt costs totaling $7.2 million and entered into an offset interest rate swap related to an interest rate swap on the debt that had been retired, resulting in a noncash gain of $1.7 million. The write off of deferred debt costs had previously been recorded as an extraordinary charge, net of tax. In April 2002, the Financial Accounting Standards Board released SFAS No. 145, which redefined when an item is considered an extraordinary item and required reclassification of prior year charges to operating income if they no longer qualify. Accordingly, the $7.2 million of deferred debt costs has been reclassified from an extraordinary charge to other expense in the Company's financial statements.

                           Synagro Technologies, Inc.
                      Consolidated Statement of Operations
                        For the Six Months Ended June 30
                  (dollars in thousands, except per share data)
                                   (unaudited)

                                                                    2003                              2002
                                                          ------------------------          ------------------------
Revenue                                                   $ 138,869          100.0%         $ 126,315          100.0%
Cost of operations (including depreciation)                 106,888           77.0%            93,257           73.8%
                                                          ---------          -----          ---------          -----
    Gross profit                                             31,981           23.0%            33,058           26.2%

General and administrative expenses (including
    depreciation and amortization)                           12,230            8.8%            11,434            9.1%
                                                          ---------          -----          ---------          -----
    Income from operations                                   19,751           14.2%            21,624           17.1%

Interest expense, net                                        12,055            8.7%            11,351            9.0%
Other, net (Note E)                                             (11)           --%              5,401            4.3%
                                                          ---------          -----          ---------          -----
    Other expense, net                                       12,044            8.7%            16,752           13.3%
                                                          ---------          -----          ---------          -----
Income before provision for
    income taxes                                              7,708            5.5%             4,872            3.8%
Provision for income taxes                                    2,929            2.1%             1,851            1.4%
                                                          ---------          -----          ---------          -----
Net income before cumulative effect of
    change in accounting for asset retirement
    obligations and preferred stock dividends                 4,779            3.4%             3,021            2.4%
                                                                             =====                             =====
Cumulative effect of change in accounting for
    asset retirement obligations, net of tax
    benefit of $292 (Note D)                                    476                                --
                                                          ---------                         ---------
Net income before preferred stock dividends                   4,303                             3,021
Preferred stock dividends (Note A)                            4,004                             3,736
                                                          ---------                         ---------
    Net income (loss) applicable to common stock          $     299                         $    (715)
                                                          =========                         =========

Earnings (loss) per share (Note B):
    Basic                                                 $    0.02                         $   (0.04)
                                                          =========                         =========
    Diluted                                               $    0.02                         $   (0.04)
                                                          =========                         =========

Earnings (loss) per share adjusted to exclude the
cumulative effect of change in accounting
for asset retirement obligations (Note B):
    Basic                                                 $    0.04                         $   (0.04)
                                                          =========                         =========
    Diluted                                               $    0.04                         $   (0.04)
                                                          =========                         =========

Diluted earnings per share adjusted to
exclude the noncash write off of deferred
debt costs and the noncash gain from the
offset interest rate swap in 2002
(Notes B and E)                                                                             $    0.12
                                                                                            =========

Depreciation and amortization                             $   8,425            6.1%         $   7,172            5.7%

Earnings before interest, taxes, depreciation
    and amortization ("EBITDA") (Note C)                  $  28,188           20.3%         $  23,395           18.5%
Adjusted EBITDA (Note C)                                  $  28,188           20.3%         $  28,901           22.9%


NOTE A: The Company's preferred stock accrues an eight percent dividend per annum, which currently accumulates (noncash). Dividends totaled $4,004,000 and $3,736,000 during the three months ended June 30, 2003 and 2002, respectively, of which $3,478,000 and $3,210,000, respectively, represent the eight percent dividend (noncash) and the remainder represents amortization of issuance costs and accretion.

NOTE B: The following summarizes reported basic and diluted earnings (loss) per share for the six months ended June 30, 2003 and 2002 (dollars in thousands, except share data):

                                                                    2003                  2002
                                                                ------------          ------------
Basic earnings (loss) per share:
  Net income before cumulative effect of
    change in accounting for asset retirement
    obligations and preferred stock dividends                   $      4,779          $      3,021
  Cumulative effect of change in accounting for
    asset retirement obligations, net of tax                             476                    --
                                                                ------------          ------------
  Net income before preferred stock dividends                          4,303                 3,021
  Preferred stock dividends                                            4,004                 3,736
                                                                ------------          ------------
  Net income (loss) applicable to common stock                  $        299          $       (715)
                                                                ============          ============

  Income (loss) per share-
  Earnings (loss) per share before cumulative effect of
    change in accounting for asset retirement
    obligations                                                 $       0.04          $      (0.04)
  Cumulative effect of change in accounting for
    asset retirement obligations, net of tax                           (0.02)                   --
                                                                ------------          ------------
  Net earnings (loss) per share -- basic                        $       0.02          $      (0.04)
                                                                ============          ============

  Weighted average shares outstanding                             19,775,821            19,480,085
                                                                ============          ============

Diluted earnings (loss) per share:
  Net income before cumulative effect of
    change in accounting for asset retirement
    obligations and preferred stock dividends                   $      4,779          $      3,021
  Cumulative effect of change in accounting for
    asset retirement obligations, net of tax                             476                    --
                                                                ------------          ------------
  Net income before preferred stock dividends                   $      4,303          $      3,021
  Less antidilutive effect of preferred stock dividends                4,004                 3,736
                                                                ------------          ------------
                                                                $        299          $       (715)
                                                                ============          ============

  Earnings (loss) per share-
  Diluted earnings per share, as calculated                     $       0.08          $       0.06
  Less antidilutive effect of dividends and common
    stock equivalents                                                  (0.06)                (0.10)
                                                                ------------          ------------
  Diluted earnings (loss) per share, as reported                $       0.02          $      (0.04)
                                                                ============          ============

  Earnings (loss) per share before cumulative effect of
    change in accounting for asset retirement
    obligations                                                 $       0.04          $      (0.04)
  Cumulative effect of change in accounting for
    asset retirement obligations, net of tax                           (0.02)                   --
                                                                ------------          ------------
  Net earnings (loss) per share - diluted                       $       0.02          $      (0.04)
                                                                ============          ============

  Diluted shares outstanding                                      54,595,508            51,909,389
  Less antidilutive effect of common stock equivalents           (34,819,687)          (32,429,304)
                                                                ------------          ------------
                                                                  19,775,821            19,480,085
                                                                ============          ============


Basic earnings per share ("EPS") is computed by dividing net income applicable to common stock by the weighted average number of common shares outstanding for the period. Diluted EPS is computed by dividing net income before preferred stock dividends by the total of the weighted average number of common shares outstanding for the period, the weighted average number of shares of common stock that would be issued assuming conversion of the Company's preferred stock, and other common stock equivalents for options and warrants outstanding determined using the treasury stock method ("Diluted shares outstanding").

Reported diluted EPS for the six months ended June 30, 2003 and 2002, have been adjusted to include preferred stock dividends and to exclude shares assuming conversion of the Company's preferred stock and certain other common stock equivalents for options and warrants outstanding determined using the treasury stock method because diluted earnings per share was less dilutive than basic earnings per share ("antidilutive").

Diluted EPS for the six months ended June 30, 2002, adjusted to exclude the impact of the $7.2 million deferred debt cost write off and the $1.7 million gain on interest rate offset swap is summarized as follows:

                                                         2002
                                                    --------------
Diluted loss per share, as reported                 $        (0.04)
Add back antidilutive effect of dividends
  and common stock equivalents                                0.10
                                                    --------------
Diluted earnings per share, as calculated                     0.06

Per share impact of
  Deferred debt cost write off                                0.14
  Interest rate swap gain                                    (0.04)
  Tax effect                                                 (0.04)
                                                    --------------
Adjusted diluted earnings per share                 $         0.12
                                                    ==============

Net income before cumulative effect of
  change in accounting for asset retirement
  obligations and preferred stock dividends         $        3,021
  Deferred debt cost write off                               7,241
  Interest rate swap                                        (1,735)
  Tax effect at 38 percent                                  (2,092)
                                                    --------------
                                                    $        6,435
                                                    ==============
Diluted shares outstanding                              51,909,389

Adjusted diluted earnings per share                 $         0.12
                                                    ==============


NOTE C: "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Earnings are "net income before cumulative effect of change in accounting for asset retirement obligations and preferred stock dividends." EBITDA is presented because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the water and wastewater business and because it is a measure used by our debt holders to determine compliance with financial ratios included in our debt agreements. However, other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under generally accepted accounting principles and should not be considered as an alternative to cash flows from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measure of performance derived in accordance with generally accepted accounting principles. The following table reconciles net income before cumulative effect of change in accounting for asset retirement obligations and preferred stock dividends to EBITDA and Adjusted EBITDA for the six months ended June 30, 2003 and 2002, and the Company's guidance for fiscal 2003 (dollars in thousands):

                                                                                        Revised Earnings
                                                                                         Guidance Range
                                                      2003          2002                for Fiscal 2003
                                                    --------      --------       -------------------------------
Net income before cumulative effect of
   change in accounting for asset retirement
   obligations and preferred stock dividends $         4,779      $  3,021       $ 15,000       to      $ 16,800
   Interest expense                                   12,055        11,351         23,000       to        23,200
   Provision for income taxes                          2,929         1,851          9,200       to        10,400
   Depreciation and amortization                       8,425         7,172         16,800       to        16,900
                                                    --------      --------       --------               --------
EBITDA                                              $ 28,188      $ 23,395       $ 64,000       to      $ 67,300
                                                                                 ========               ========
   Deferred debt cost write off                     $     --      $  7,241
   Interest rate swap                                     --        (1,735)
                                                    --------      --------
Adjusted EBITDA                                     $ 28,188      $ 28,901
                                                    ========      ========


NOTE D: Effective January 1, 2003, the Company adopted the accounting requirements of Financial Accounting Standards ("SFAS") Board Opinion No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 covers all legally enforceable obligations associated with the retirement of tangible, long-lived assets and provides the accounting and reporting requirements for such obligations. The Company's asset retirement obligations consist of equipment dismantling and foundation removal at certain of its facilities and temporary storage facilities. The adjustment related to the adoption of this statement has been reflected as a "cumulative effect of change in accounting for asset retirement obligations" of $0.5 million in the Company's statement of operations for the six months ended June 30, 2003.

NOTE E: In the second quarter of 2002, the Company refinanced its debt, resulting in a noncash write off of deferred debt costs totaling $7.2 million and entered in an offset interest rate swap related to an interest rate swap on the debt that had been retired, resulting in a noncash gain of $1.7 million. The write off of deferred debt costs had previously been recorded as an extraordinary




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



charge, net of tax. In April 2002, the Financial Accounting Standards Board released SFAS No. 145, which redefined when an item is considered an extraordinary item and required reclassification of prior year charges to operating income if they no longer qualify. Accordingly, the $7.2 million of deferred debt costs has been reclassified from an extraordinary charge to other expense in the Company's financial statements.







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